As filed with the Securities and Exchange Commission on October 17, 2011
Registration No. 333-40167
Registration No. 333-23575

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-40167
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-23575

APAC CUSTOMER SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Illinois (State of Incorporation)	36-2777140 (I.R.S. Employer Identification No.)
Bannockburn Lake Office
2201 Waukegan Road, Suite 300
Bannockburn, Illinois 60015
(Address of Principal Executive Offices)
Registrant’s telephone number including area code: (847) 374-4980

Robert B. Nachwalter
Senior Vice President, General Counsel and Secretary
APAC Customer Services, Inc.
Bannockburn Lake Office
2201 Waukegan Road, Suite 300
Bannockburn, Illinois 60015
(847) 374-4980
(Name, Address and Telephone Number of Agent for Service)

Approximate date of commencement of proposed sale to the public: Not Applicable.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment relates to the following Registration Statements on Form S-3 (collectively, the “Registration Statements”) of APAC Customer Services, Inc. (the “Company”):
File No. 033-40167 registering 1,991,385 shares of Common Stock, $0.01 par value per share (“Common Stock”), of the Company.
File No. 333-23575 registering 38,845 shares of Common Stock of the Company.
On October 14, 2011, pursuant to an Agreement and Plan of Merger, dated as of July 6, 2011, by and among the Company, Blackhawk Acquisition Parent, LLC (“Parent”), and Blackhawk Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of Parent. Merger Sub merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent.
As a result of the merger, the Company has terminated any offerings of the Company’s securities pursuant to the Registration Statements. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all such securities of the Company registered but unsold under the Registration Statements, if any.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the village of Bannockburn, state of Illinois, on October 17, 2011.

APAC CUSTOMER SERVICES, INC.

By:	/s/ KEVIN T. KELEGHAN Kevin T. Keleghan
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statements on Form S-3 has been signed below by the following persons in the capacities indicated on October 17, 2011.

Signature	Title

/s/ KEVIN T. KELEGHAN Kevin T. Keleghan	President and Chief Executive Officer (Principal Executive Officer)

/s/ ANDREW B. SZAFRAN Andrew B. Szafran	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ JOSEPH R. DOOLAN Joseph R. Doolan	Vice President and Controller (Principal Accounting Officer)